Alopexx, Inc. S-1

Exhibit 107.1

CALCULATION OF REGISTRATION FEE

Form S-1

(Form Type)

Alopexx, Inc.

(Exact Name of Registrant As Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, $0.0001 par value per share(2)(3)	457(o)			$17,250,000	0.0000927	$1,599.08
	Equity	Warrants to be issued to the representative of the underwriters	Other(3)
	Equity	Common stock underlying warrants to be issued to the representative of the underwriters(2)(5)	457(o)			$1,078,125	0.0000927	$99.95
Fees Previously Paid	—	—	—	—	—	—	—	—
	Total Offering Amounts					$18,328,125		$1,699.03
	Total Fees Previously Paid							$0
	Total Fee Offsets							$0
	Net Fees Due							$1,699.03

(1)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933 (the “Securities Act”).

(2)	Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of additional securities as may be issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3)	Includes additional shares of common stock which may be issued upon the exercise of a 45-day option granted to the underwriters to cover over-allotments, if any, up to 15% of the total number of securities offered.

(4)	No registration fee required pursuant to Rule 457(g).

(5)	We have agreed to issue to the representative of the underwriters warrants to purchase shares of common stock representing up to 5% of the common stock issued in the offering. The representative’s warrants are exercisable at a per share exercise price equal to 125% of the public offering price per share of the common stock offered hereby. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the representative’s warrants is $1,078,125, which is equal to 125% of $862,500 (5% of $17,250,000).